EXHIBIT 5

                 DE MARTINO FINKELSTEIN ROSEN & VIRGA
        A PARTNERSHIP CONSISTING OF PROFESSIONAL CORPORATIONS
                    1818 N STREET, N.W., SUITE 400
                     WASHINGTON, D.C.  20036-2492
                                 ___
         TELEPHONE (202) 659-0494 * TELECOPIER (202) 659-1290
                 E-MAIL ADDRESS: BUSLAW@MAIL.DFRV.COM

PAULA A. ARGENTO                                    NEW YORK OFFICE
NEIL R.E. CARR                                           _____
RALPH V. DE MARTINO                           90 BROAD STREET, SUITE 1700
STEVEN R. FINKELSTEIN*                       NEW YORK, NEW YORK 10004-2005
CAROLINE GEORGE                                 TELEPHONE (212)363-2500
B. HENRY PEREZ                                 TELECOPIER (212) 363-2723
KEITH H. PETERSON*
JEFFREY S. ROSEN
GERARD A. VIRGA*
*NOT ADMITTED TO DISTRICT OF COLUMBIA BAR

                              September 8, 1999

Board of Directors
I-Link Incorporated
13751 S. Wadsworth Park Drive, Suite 200
Draper, Utah 84020

      Re:     Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to I-Link Incorporated, a Florida corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to stock options (the "Options") to purchase up to 4,400,000 shares of Common Stock, $.007 par value (the "Common Stock") and relating to a maximum of 4,400,000 shares of Common Stock issuable upon exercise of Options granted or to be granted pursuant to the Company's 1997 Recruitment Stock Option (the "1997 Plan").

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Board of Directors
I-Link Incorporated
September 8, 1999
Page 2

     We have examined the 1997 Plan, the Articles of Incorporation, as amended, and the By-Laws of the Company, the minutes of the various meetings and consents of the Company's Board of Directors, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that the Options to purchase up to 4,400,000 shares of Common Stock which are the subject of the Registration Statement have been duly authorized and when issued in accordance with the 1997 Plan will be enforceable in accordance with their terms, and the 4,400,000 shares of Common Stock which are the subject of the Registration Statement have been duly authorized and when issued, and paid for in accordance with the terms of the Options and the 1997 Plan under which the Options are issued will be duly authorized, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name appearing in said Registration Statement and amendments thereto.

                              Very truly yours,

                              DE MARTINO FINKELSTEIN ROSEN & VIRGA


                             /s/ Ralph V.  De Martino
                             Ralph V. De Martino, a Principal


cc: David E. Hardy, Esquire
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